SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

000-50245

(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard

Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700

(Registrant’s telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant
SIGNATURES

Item 4.01       Changes in Registrant’s Certifying Accountant

     On September 17, 2004, Nara Bancorp, Inc., (the “Company”) engaged the firm of Crowe Chizek and Company LLP as its new independent auditors. The decision to retain the services of Crowe Chizek and Company LLP was approved by the audit committee of the Company’s Board of Directors.

     During Nara Bancorp’s two most recent fiscal years, and the subsequent interim period through September 17, 2004, Nara Bancorp did not consult with Crowe Chizek and Company LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc., (Registrant)
Date: September 17, 2004	By:	/s/ Timothy Chang
Timothy Chang
Chief Financial Officer